Exhibit 99.1

October 16, 2019

Better Choice Company Announces Agreement to Acquire Holistic Pet Foods Leader Halo, Purely for Pets®

NEW YORK, Oct. 16, 2019 (GLOBE NEWSWIRE) -- Better Choice Company, Inc. (OTCQB: BTTR) (the “Company” or “Better Choice”), an animal health and wellness CBD company, today announced the signing of a definitive agreement to acquire holistic pet foods leader Halo, Purely for Pets® (“Halo®”).

“Halo® is a well-established, premium brand and falls squarely in line with our goal to build an all-encompassing, global, animal health and wellness consumer product goods company,” said Damian Dalla-Longa, CEO of Better Choice. “Over the last three decades, Halo® has built a strong reputation and loyal consumer following, carving out   a niche in the industry with high-quality animal products that contain whole food meat and fish and non-GMO ingredients. We look forward to working with their team to close the transaction and integrate their brand into our operating and marketing platform.”

The Halo management team, led by branded consumer food and animal health veteran CEO Werner von Pein, will continue to manage the Halo business. Halo’s name and brands are not expected to change as a result of the transaction.

“Better Choice is the ideal partner for Halo and this combination comes at an exciting time for our company,” said Werner von Pein, CEO of Halo. “As the Better Choice team brings a wealth of experience in animal health and growing consumer brands, we are eager to leverage that expertise and continue to expand our company’s footprint, while maintaining Halo’s unwavering commitment to product quality and to our pet parents’ experience.”

"This is a transformational acquisition for Better Choice that will help accelerate the build out of our animal health platform," said Bruce Linton, Special Advisor to the Company. "The team, market and capital are aligned on the opportunity to create a world class business at BTTR, with responsible revenue growth and an ambitious research, data and analytics strategy," Mr. Linton continued.

Jefferies LLC served as exclusive financial advisor to Halo. Greenberg Traurig represented Halo as counsel. Latham & Watkins served as corporate counsel for Better Choice. The acquisition is expected to close by the end of 2019.

About Halo, Purely for Pets®
For over 30 years, Halo® has been dedicated to creating exceptional food that pets love and pet parents trust.   Halo® prides itself on the quality of its pet nutrition products using OrigiNative™ GAP and MSC-certified  proteins  that say no to factory farming and offer Superior Digestibility. Halo also uses Non-GMO Vegetables in its pet food, which is designed and formulated by an experienced and respected animal nutritionist, and consulted with veterinarians to ensure Halo® continues to offer the best pet food. With more than 1 million votes cast by readers in the largest survey of vegan products in the world, Garden of Vegan® won the prestigious 2018 VegNews Veggie Award for “Best Dog Food,” leaping ahead of the competition.

About Better Choice Company, Inc.
Better Choice Company, Inc ("BTTR") is a publicly traded CBD animal health and wellness company founded on the belief that good health practices and nutrition contribute to, and promote, a higher quality of life. The Company has built a portfolio of global animal wellness brands, including TruPet, TruGold and Elvis Presley's Hound Dog. BTTR's core product lines comprise ultra-premium, all-natural pet food, treats and supplements, with a special focus on freeze dried and dehydrated raw products. For more information, please visit https://www.betterchoicecompany.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private  Securities  Litigation Reform Act of 1995. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,”  “should,”  “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Better Choice has based these forward-looking statements largely  on  our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by   these forward-looking statements may not be achieved. Further information on Better Choice’s risk factors is contained in its filings with the Securities and Exchange Commission. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contacts:
Better Choice Company, Inc.
Damian Dalla-Longa, CEO

Investor Contact:
KCSA Strategic Communications
Valter Pinto, Managing Director
212-896-1254
BTTR@KCSA.com

Media Contact:
KCSA Strategic Communications
Caitlin Kasunich, Senior Vice President
212-896-1241
BTTR@KCSA.com

Source: Better Choice Company, Inc.